Exhibit 10.6

FOURTH AMENDED AND RESTATED SECURED TERM NOTE

FOR VALUE RECEIVED, PERVASIP CORP. (f/k/a eLEC Communications Corp.), a New York corporation (the “Borrower”), hereby promises to pay to VALENS OFFSHORE SPV I, LTD. (as assignee of Laurus Master Fund, Ltd.), c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the “Holder”) or its registered assigns or successors in interest, on order, the sum of One Million Nine Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($1,966,667), together with any accrued and unpaid interest hereon, on September 30, 2010 (the “Maturity Date”) if not sooner paid.

This Note amends and restates in its entirety (and is given in substitution for and not in satisfaction of) that certain $1,966,667 Third Amended and Restated Secured Term Note made by the Borrower in favor of Holder (as assignee of Laurus Master Fund, Ltd.) on September 28, 2007.

This Fourth Amended and Restated Secured Term Note (the “Note”) is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Borrower (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest.  Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Borrower of this Note to the new holder or the issuance by the Borrower of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Borrower (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of November 30, 2005 between the Borrower and the Holder (as assignee of Laurus Master Fund, Ltd.) (as amended, modified or supplemented from time to time, the “Purchase Agreement”).

The following terms shall apply to this Note:

ARTICLE I

INTEREST & AMORTIZATION

1.1 Interest Rate.

(a) Subject to Sections 3.2 and 4.6 hereof, interest payable on this Note shall accrue at a rate per annum (the “Interest Rate”) equal to the “prime rate” published in The Wall Street Journal from time to time, plus two percent (2%).  The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate.  Interest shall be calculated on the basis of a 360 day year.

(b) During the period beginning on the date hereof through and including May 31, 2009, the Company shall pay interest on the Principal Amount in kind (the “PIK Interest”).  The PIK Interest shall accrue monthly, in arrears, commencing on June 1, 2008, and on the first business day of each consecutive calendar month thereafter, through and including June 1, 2009.  The PIK Interest shall be added to the Principal Amount and payable on the Maturity Date.  At the option of the Holder, the increased portion of the Principal Amount shall be evidenced by a note (a “PIK Note”) in form and substance satisfactory to the Holder; provided, however, that such PIK Note shall not be necessary to evidence such portion of the Principal Amount nor shall the absence of such PIK Note relieve the Company of its obligation to pay such portion of the Principal Amount to the Holder.

(c) On and after June 1, 2009, interest shall be payable monthly in arrears, commencing on July 1, 2009, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2 Maturity Date.  The principal amount outstanding under this Note, together with any accrued and unpaid interest to date on such amount plus any and all other amounts which are then owing under this Note, the Purchase Agreement or any other Related Agreement but have not been paid, shall be due and payable on the Maturity Date.

ARTICLE II

REPAYMENT

2.1 Optional Redemption in Cash.  The Borrower will have the option of prepaying this Note in whole or in part (“Optional Redemption”) by paying to the Holder a sum of money (the “Redemption Amount”) equal to the principal amount of this Note together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note, the Purchase Agreement or any Related Agreement outstanding on the Redemption Payment Date (as defined below).  The Borrower shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be no more than ten (10) business days after the date of the Notice of Redemption (the “Redemption Period”), and the principal amount of this Note to be redeemed.  On the Redemption Payment Date, the relevant Redemption Amount must be paid in good funds to the Holder.  In the event the Borrower fails to pay the relevant Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

ARTICLE III

EVENTS OF DEFAULT

3.1 Events of Default.  The occurrence of any of the following events set forth in subparagraphs (a) through  (i), inclusive, is an “Event of Default”:

(a) Failure to Pay Principal, Interest or other Fees.  The Borrower fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, and in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due.

(b) Breach of Covenant.  The Borrower breaches any covenant or any other term or condition of this Note or the Purchase Agreement in any material respect, or the Borrower or any of its Subsidiaries breaches any covenant or any other term or condition of any Related Agreement in any material respect and, in any such case, such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof.

(c) Breach of Representations and Warranties.  Any representation or warranty made by the Borrower in this Note or the Purchase Agreement, or by the Borrower or any of its Subsidiaries in any Related Agreement, shall, in any such case, be false or misleading in any material respect on the date that such representation or warranty was made or deemed made.

(d) Receiver or Trustee.  The Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(e) Judgments.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $250,000, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days.

(f) Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors, voluntary or involuntary, shall be instituted by or against the Borrower or any of its Subsidiaries and, only in the case of an involuntary case commenced against the Borrower or any of its Subsidiaries, the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days after commencement of the case, or the Borrower or any of its Subsidiaries shall (i) become insolvent, cease operations, dissolve and/or terminate its business existence, (ii) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (iii) make a general assignment for the benefit of creditors or (iv) take any action for the purpose of effecting any of the foregoing.

(g) Stop Trade.  An SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice.  The “Principal Market” for the Common Stock shall include the NASD OTC Bulletin Board, NASDAQ Capital Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

(h) The Purchase Agreement and Related Agreements.  (i) An Event of Default shall occur under and as defined in (A) the Purchase Agreement or any other Related Agreement, (B) that certain Securities Purchase Agreement dated as of May 31, 2006 (as amended, modified and/or supplemented from time to time, the “May 2006 Purchase Agreement”) by and between the Company and Valens Offshore SPV I, Ltd. (as assignee of Laurus Master Fund, Ltd.) or any other Related Agreement (as defined in the May 2006 Purchase Agreement)(collectively, the “May 2006 Related Agreements”), (C) that certain Securities Purchase Agreement dated as of September 28, 2007 (as amended, modified and/or supplemented from time to time, the “September 2007 Purchase Agreement”) by and among the Company, the purchasers from time to time party thereto and LV Administrative Services, Inc., as administrative and collateral agent, or any other Related Agreement (as defined in the September 2007 Purchase Agreement)(collectively, the “September 2007 Related Agreements”) and/or (D) that that certain Securities Purchase Agreement dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “May 2008 Purchase Agreement” and together with the Purchase Agreement, May 2006 Purchase Agreement and September 2007 Purchase Agreement, collectively, the “Valens Purchase Agreements” and each a “Valens Purchase Agreement”) by and among the Company, the purchasers from time to time party thereto and LV Administrative Services, Inc., as administrative and collateral agent, or any other Related Agreement (as defined in the May 2008 Purchase Agreement)(collectively, the “May 2008 Related Agreements” and together with the Related Agreements, May 2006 Related Agreements and September 2007 Related Agreements, collectively, the “Valens Related Agreements” and each a “Valens Related Agreement”), (ii) the Company or any of its Subsidiaries shall breach any term or provision of any Valens Purchase Agreement or any other Valens Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under, any Valens Purchase Agreement or any other Valens Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of any Valens Purchase Agreement or any other Valens Related Agreement or (v) any Valens Purchase Agreement or any other Valens Related Agreement ceases to be a valid, binding and enforceable obligation of the Company or any of its Subsidiaries (to the extent such persons or entities are a party thereto);

(i) the occurrence of an Event of Default under and as defined in any document, instrument or agreement by and between any Company and/or any guarantor of the Company’s indebtedness (the “Credit Parties”) and LV Administrative Services, Inc., as administrative and collateral agent, Valens Offshore SPV I, Ltd. and/or Valens Offshore SPV II, Corp. (and their respective assignees, collectively the “Creditor Parties”) shall constitute an Event of Default under and as defined in each other document, instrument and agreement by and between any Credit Party and any Creditor Party; or

(j) Change in Control.  (i) Any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof) is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Borrower or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of the Board of Directors of the Borrower on the date hereof (or directors appointed by a majority of the Board of Directors in effect immediately prior to such appointment).

3.2 Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default, the Borrower shall pay additional interest on this Note in an amount equal to one percent (1%) per month, and all outstanding obligations under this Note, including unpaid interest, shall continue to accrue such additional interest from the date of such Event of Default until the date such Event of Default is cured or waived.

3.3 Default Payment.  Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may demand repayment in full of all obligations and liabilities owing by Borrower to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Holder under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Borrower under the Purchase Agreement and the other Related Agreements, to require the Borrower to make a default payment (“Default Payment”).  The Default Payment shall be 110% of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.  The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to this Note, the Purchase Agreement, and/or the other Related Agreements, then to accrued and unpaid interest due on this Note and then to the outstanding principal balance of this Note.  The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 4.3.

3.4 Cumulative Remedies.  The remedies under this Note shall be cumulative.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices.  Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Borrower at the address provided in the Purchase Agreement executed in connection herewith, with a copy to Pryor Cashman LLP, 410 Park Avenue, New York, New York 10022, Attention: Eric M. Hellige, Esq., facsimile number (212) 798-6380 and to the Holder at the address provided in the Purchase Agreement for such Holder, with a copy to Portfolio Services  335 Madison Avenue, 10th Floor, New York, New York 10017, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

4.3 Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued, as it may be amended or supplemented.

4.4 Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in full or in part at any time .  This Note shall not be assigned by the Borrower without the consent of the Holder.

4.5 Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York.  Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower’s obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

4.6 Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.7 Security Interest and Guarantee.  The Holder and/or LV Administrative Services, Inc., as administrative and collateral agent, has been granted a security interest in certain assets of the Borrower and its Subsidiaries, and the obligations of the Borrower under this Note are guaranteed by certain Subsidiaries of the Borrower, in each case, as more fully described in the Valens Purchase Agreements and other Valens Related Agreements.

4.8 Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.9 Cost of Collection.  If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable attorney’s fees.

4.10 Business Day.  If any day on which a payment is due is a Saturday, Sunday or a day on which banking  institutions in New York City are not required  to be open for  business  (each,  a “Legal  Holiday”), payment of any such amount may be made on the next  succeeding day that is not a Legal Holiday.

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IN WITNESS WHEREOF, the Borrower has caused this Fourth Amended and Restated Note to be signed in its name effective as of this 28th day of May 2008.

PERVASIP CORP. (f/k/a eLEC Communications Corp.)

By: /s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer:

WITNESS:

/s/ Lauri Vertrees